Exhibit 10.46

PARTIAL RELEASE OF LEASED PREMISES

FROM AMENDED AND RESTATED COAL MINING LEASE AGREEMENT

THIS PARTIAL RELEASE OF LEASED PREMISES FROM AMENDED AND RESTATED COAL MINING LEASE AGREEMENT (“Partial Release”) is dated June 30, 2011 and effective as of April 1, 2011, and is by and between WPP LLC (“Lessor”), a Delaware limited liability company; and WILLIAMSON ENERGY, LLC (“Releasor”), a Delaware limited liability company, each a “Party” and collectively the “Parties.”

W I T N E S S E T H

WHEREAS, Lessor, as “Lessor,” and Releasor, as “Lessee,” entered into that certain “Amended and Restated Coal Mining Lease Agreement” dated as of August 14, 2006 which has been amended by (i) the First Amendment to the Amended and Restated Coal Mining Lease Agreement dated as of May 19, 2008 (“First Amendment”); (ii) the Amendment to Amended and Restated Coal Mining Lease Agreement made and dated on December 18, 2009 (“Second Amendment”); and (iii) the Third Amendment to Amended and Restated Coal Mining Lease Agreement made and dated as of August 12, 2010 (“Third Amendment”), and with such Amended and Restated Coal Mining Lease Agreement, as amended by the First Amendment, the Second Amendment, and the Third Amendment being the “Lease,” wherein Lessor granted to Releasor certain coal in and under certain lands in Williamson and Franklin Counties, Illinois (defined in the Lease as the “Leased Premises”) for the purpose of mining (by any deep or underground mining method including without limitation continuous miner(s) and longwall mining), processing and transporting such coal; and

WHEREAS, Releasor is willing to release a specific part or portion of the Leased Premises from the Lease and from the operation and effect thereof, and Lessor agrees that Releasor can so release such specific part or portion of the Leased Premises from the Lease and from the operation and effect thereof, and Lessor is willing to accept the same from Releasor.

NOW, THEREFORE, in consideration of the premises which are not mere recitals but are an integral part hereof and other good and valuable consideration, the Parties, intending to be legally bound hereby, covenant and agree as follows:

Lessor and Releasor hereby agree that a specific part or portion of the Leased Premises in and under the Lease (hereafter referred to as the “Released Area”) is and shall be released from the Lease, from the operation and effect thereof, and from the Leased Premises therein. The “Released Area” is all the Springfield No. 5 and Herrin No. 6 Seams of coal contained in and underlying Parcels 1 and 2, as hereafter designated and described, located in parts of Sections 12 and 13, Township 7 South, Range 3 East, of the Third P.M., in Franklin County, Illinois, as follows:

Parcel 1: A part of the North Half of the North Half of said Section 13, being a part of Tax Parcel #711-12-013-001, commencing at the northeast corner of said Section 13 and being the Point of Beginning; thence North 90 degrees West, a distance of 3,766.54 feet, more or less; thence North 0 degrees West, a distance of 110.25 feet, more or less, to the north line of said Section 13; thence East along and with the north line of said Section 13, a distance of 3,768.15 feet, more or less, to the Point of Beginning, containing 4.76 acres, more or less.

Parcel 2: A part of the South Half of said Section 12, being a part of Tax Parcel # 71-12-012-001, commencing at the southeast corner of said Section 12 and being the Point of Beginning; thence North 90 degrees West along the south line of said Section 12, a distance of 61 feet, more or less, to the northeast corner of said Section 13; thence West along the south line of said Section 12, a distance of 3,768.15 feet, more or less; thence North 0 degrees West, a distance of 1,437.75 feet, more or less; thence North 90 degrees East, a distance of 3,843 feet, more or less, to the east line of said Section 12; thence South along and with the east line of said Section 12, a distance of 1,548 feet, more or less, to the Point of Beginning, containing 131.54 acres, more or less.

The Released Area is generally shown and depicted as the area outlined in heavy black lines (with “Parcel 2” and “Released Property” printed within such area and with “Parcel 1” printed outside such area but with an arrow pointing to the area comprising Parcel 1) on the plat labeled “EXIBIT (sic) B – Released Property” and bearing “Date: 3/15/2011”, which is attached hereto and made a part hereof.

Releasor hereby specifically releases the Released Area from the Lease, from the operation and effect thereof, and from the Leased Premises therein; and Lessor hereby specifically accepts the release of the Released Area from the Lease, from the operation and effect thereof, and from the Leased Premises therein.

All agreements and provisions herein shall bind the respective successors and assigns of the Parties, whether so expressed or not, and shall inure to the benefit not only of the Parties, but also the benefit of their respective successors and assigns.

This Partial Release shall be governed by and construed in accordance with the domestic laws of Illinois without giving effect to any choice or conflict of law provision or rule (whether of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Illinois.

Except as specifically set forth in this Partial Release, the Lease and all its terms, conditions and provisions remain unaffected by this Partial Release and in full force and affect.

IN TESTIMONY WHEREOF, the Parties have caused this Partial Release to be executed in their respective names by their respective representatives thereunto duly authorized, all as of the date first above written.

WPP LLC

By:	NRP (Operating) LLC, as its sole member

By:	/s/ Kevin J. Craig

Name:	Kevin J. Craig

Title:	Vice President – Business Development

WILLIAMSON ENERGY, LLC

By:	/s/ Donald R. Holcomb

Name:	Donald R. Holcomb

Title:	Authorized Person

STATE OF WEST VIRGINIA,

COUNTY OF CABELL, TO-WIT:

The foregoing instrument was acknowledged, subscribed and sworn to before me this 30TH day of JUNE, 2011, by Kevin .J. Craig, as the Vice President – Business Development of NRP (Operating) LLC, as the sole member of WPP LLC, a Delaware limited liability company, on behalf of WPP LLC.

My commission expires: NOVEMBER 1, 2018.

/s/ Paddy Sue Gay
Notary Public

[SEAL]

STATE OF WEST VIRGINIA,

COUNTY OF RALEIGH, TO-WIT:

The foregoing instrument was acknowledged, subscribed and sworn to before me this 30th day of June, 2011, by Donald R. Holcomb, as the Authorized Person of WILLIAMSON ENERGY, LLC , a Delaware limited liability company, on behalf of WILLIAMSON ENERGY, LLC.

My commission expires: January 11, 2020.

/s/ Patricia A. Cantley
Notary Public

[SEAL]

T7S R3E
12
T7S
7
Parcel 2
Released Property
Parcel 1
T7S R3E
13
T7S
18

All that part of the Springfield No. 5 and Herrin No. 6 Seams contained in Sections 12 and 13, Township 7 South, Range 3 East, of the Third P.M., all located in Franklin County, Illinois, further described on Attachement A to Exhibit B.

Generally described as follows:

Parcel 1, being a part of the North 1/2 of the North 1/2 of said Section 13.
Parcel 2, being a part of the South 1/2 of said Section 12.

EXIBIT B - Released Property

County Roads

Section Centers (12)

Section Lines

Scale: 1" = 1,000'

Date: 3/15/2011

EXHIBIT A

[Exhibit never prepared]